Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Vanguard Natural Resources, LLC, of our report dated March 31, 2008 related to the consolidated financial statements of Vanguard Natural Resources, LLC as of and for the year ended December 31, 2007, which appears in the current report on Form 8-K filed on June 10, 2009.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
June 10, 2009